Exhibit 99.1

Apollo Medical Holdings Announces reverse stock split

and nasdaq listing submission

GLENDALE, CA − (PR Newswire) – April 24, 2015 − Apollo Medical Holdings, Inc. ("ApolloMed") (OTC-QB: AMEH), an integrated patient–centered, physician-driven healthcare delivery company, today announced that it has effected a one-for-ten (1-for-10) reverse stock split of its common stock. Beginning with the opening of trading on April 27, 2015, the Company’s common stock will trade on a split-adjusted basis. The Company also announced that it has submitted an initial listing application to the NASDAQ Stock Market to have its common stock approved for listing on the NASDAQ Capital Market.

The Board of Directors approved the reverse stock split on April 17, 2015, pursuant to authorization by shareholders at the Company’s annual meeting held on September 30, 2014. The Board approved the stock split to support the NASDAQ Capital Market listing application. The Company cannot assure that the listing will be approved.

Following the reverse stock split, each ten shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of the Company’s common stock. The reverse stock split will affect all issued and outstanding shares of the Company’s common stock, as well as common stock underlying stock options, warrants, other common stock-based equity grants and any other of the Company’s securities converted into or exchangeable for shares of the Company’s common stock, outstanding immediately prior to the effectiveness of the reverse stock split. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment in lieu of such fractional share. The reverse stock split will not affect any stockholder’s ownership percentage of the Company’s common stock, except to the limited extent that the reverse stock split would result in any fractional shares, which will be cashed out.

The reverse stock split will reduce the number of shares of the Company’s issued and outstanding common stock from approximately 48.6 million to approximately 4.86 million. The reverse stock split does not have any effect on the Company’s authorized capital stock.

The Company’s trading symbol of “AMEH” will not change as a result of the reverse stock split, although it is expected that the letter “D” will be appended to the Company’s ticker for approximately 20 trading days following the effective date to indicate the completion of the reverse stock split. In addition, the common stock will trade under a new CUSIP number, 03763A207.

Stockholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the reverse stock split as of the effective date. Stockholders with existing stock certificates who have questions may call the Company’s transfer agent, OTC Stock Transfer, at 801-272-7272. Stockholders with fractional shares will be cashed out directly by the Company without further action required by these stockholders.

About Apollo Medical Holdings, Inc.

Headquartered in Glendale, California, ApolloMed is a leading integrated patient-centered, physician-centric healthcare delivery company committed to providing exceptional multi-disciplinary care in the communities it serves. ApolloMed is addressing the healthcare needs of its patients by leveraging its integrated healthcare delivery platform comprised of six affiliated and complementary physician groups: ApolloMed Hospitalists, ApolloMed ACO (Accountable Care Organization), Maverick Medical Group (Independent Physician Association), AKM Medical Group (IPA), ApolloMed Care Clinics and Apollo Palliative Services. ApolloMed strives to improve medical outcomes with high-quality, cost-efficient care. For more information, please visit www.apollomed.net

Forward Looking Statements

This press release may contain forward-looking statements, including information about management's view of future expectations, plans and prospects for Apollo Medical Holdings, Inc. (“the Company”).  In particular, when used in the preceding discussion, the words “predicts,” "believes," "expects," "intends," “seeks,” “estimates,” "plans," "anticipates," and similar conditional expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” are intended to identify forward-looking statements.  In addition, our representatives may from time to time make oral forward-looking statements. Any such statements, other than those of historical fact, about an action, event or development, are forward-looking statements. Such statements are based on the current expectations and certain assumptions of the Company’s management. Such statements are, therefore, subject to a variety of known and unknown risks, uncertainties and other factors, many of which are beyond the control of the Company, which could cause the actual results, performance or achievements of the Company, its subsidiaries and concepts to be materially different than those that may be expressed or implied in such statements or anticipated on the basis of historical trends.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Unknown or unpredictable factors also could have material adverse effects on the Company’s future results.  The forward-looking statements included herein are made only as of the date hereof.  The Company cannot guarantee future results, levels of activity, performance or achievements.  Accordingly, you should not place undue reliance on these forward-looking statements. The Company has submitted an initial listing application to the Nasdaq Stock Market to have its common stock approved for listing on the Nasdaq Capital Market. At present, the Company does not meet all of the initial listing requirements of the Nasdaq Capital Market and therefore the Company cannot assure that the listing will be approved.  Finally, the Company undertakes no obligation to update or revise these forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended January 31, 2014 and in any of the Company’s other subsequent Securities and Exchange Commission filings.

FOR ADDITIONAL INFORMATION

RedChip Companies

Michael Sullivan

800-733-2447 Ext. 115 or via email at Michael@redchip.com

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